UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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ZALE CORPORATION
(Name of Registrant as Specified in Its Charter)

TIG ADVISORS, LLC TFI PARTNERS, LLC TIG ARBITRAGE ASSOCIATES MASTER FUND, L.P. TIG ARBITRAGE ENHANCED MASTER FUND, L.P. CARL TIEDEMANN MICHAEL TIEDEMANN
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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TIG Advisors, LLC, together with the other participants named herein (the “TIG Advisors Group”), has made a preliminary filing with the Securities and Exchange Commission of a proxy statement and accompanying BLUE proxy card to be used to solicit votes against the Agreement and Plan of Merger, dated as of February 19, 2014, by and among Zale Corporation, a Delaware corporation (the “Company”), Signet Jewelers Limited, a Bermuda corporation ("Signet") and Carat Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Signet and certain related proposals, at a special meeting of stockholders of the Company scheduled to be held on May 29, 2014 (the “Special Meeting”).

On May 20, 2014, the TIG Advisors Group issued the following press release:

TIG Responds to Zale’s Baffling Defense of Signet Merger

•  Letter from Zale board fails to address shareholders’ concerns with the merger’s inadequate price and flawed process

•  Board plays down Zale’s improving prospects and performance

NEW YORK,  May 20, 2014 --TIG Advisors, LLC (“TIG Advisors” and together with its affiliates the “TIG Advisors Group” or “we”) a stockholder of Zale Corporation (NYSE:ZLC) (“Zale” or the “Company”), owning approximately 9.5% of its outstanding shares of common stock, today responded to the Zale board’s attempt to justify the proposed merger with Signet Jewelers Limited (NYSE:SIG)(“Signet”) for $21 per share in cash in an open letter addressed to TIG Advisors.

TIG Advisors continues to be disappointed by the Zale board's lack of constructive engagement with its shareholders. The board's open letter to TIG Advisors displayed a baffling and intransigent defense of the deal valuation and negotiation process. Far from addressing our and other shareholders’ concerns, the board's letter serves to underscore our belief that the $21 per share offer is inadequate, and the process by which it was arrived at was flawed in a number of important respects.

In its letter, the board continues to talk-down the prospects of Zale, ignoring its own forecasts and improving performance. Zale's Q3 earnings results released today point to a strong and vibrant underlying business, with the Company beating street estimates for EBIT, EBITDA and EPS. TIG Advisors believes that Zale is in the mid-stages of a turnaround, with substantial value creation ahead of it.

Contrary to the board's assertions, TIG Advisors is acting in the interests of all of our fellow stockholders. We believe the upside potential and synergies created by the proposed merger with Signet should be shared equitably with Zale shareholders. As we have repeatedly maintained, this is the "Right Deal at the Wrong Price."

The board acknowledges an 18% jump in Signet's share price on the day the merger with Zale was announced, but disingenuously attributes this value creation to a decision by Signet to increase the leverage on its balance sheet. TIG Advisors believes that the potential balance sheet enhancements by Signet were well understood, anticipated and largely priced-in by market participants. In fact, on 1/24/14, Signet issued a statement acknowledging a meeting with a significant institutional investor to discuss these items. According to Signet’s statement and the investor’s securities filings, the investor reviewed various strategic alternatives with Signet including “leveraging credit receivables” and “optimizing the capital structure.” We continue to believe the sustained value accretion in Signet stock since the announcement of the Zale merger is attributable to the unrecognized value in Zale and the potential synergies created by the proposed merger.

Finally, the board continues to defend the participation of Golden Gate Capital’s representative on the negotiation committee, claiming no conflict in having a shareholder with a stated intention to exit its position, negotiating the transaction. On the day the S-3 registration statement was filed for Golden Gate’s shares, Zale’s stock closed at $15.75 per share. Faced with selling their shares in a secondary offering or selling to Signet, Golden Gate had a strong incentive to favor a sale of the Company now, at the expense of maximizing shareholder value in the best interests of all shareholders.

TIG Advisors is substantial stockholder, owning approximately 9.5% of the stock. We intend to vote AGAINST the $21 per share offer for Zale, and encourage our fellow stockholders to do the same.

We filed proxy materials with the SEC to solicit proxies from Zale stockholders in opposition to the Signet merger. Support our efforts by voting on the BLUE proxy card by internet, telephone or mail AGAINST the approval of the Merger Agreement and related compensation proposals at the Special Meeting. Alternatively, you may use management’s white proxy card to vote AGAINST the proposals.

Even if you have previously deposited a management white proxy card in support of the proposals, you can still change your vote by voting your BLUE proxy AGAINST the merger.

If you have any questions or require assistance in voting your proxy, we encourage you to contact Charlie Koons 212-929-5708 or Larry Dennedy 212-929-5239 at MacKenzie Partners.

About TIG Advisors

TIG Advisors, LLC ("TIG") is an SEC registered investment adviser. Founded in 1980, the firm is engaged in the active management of alternative investment funds and their underlying businesses. The company seeks to partner with experienced and talented portfolio managers that it believes have proven and repeatable investment processes. The firm strives to provide a platform for managers to preserve the culture, philosophy, and research capability that is distinct to their investment discipline, while also drawing on the institutional infrastructure of TIG.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

TIG Advisors, LLC, together with the other participants named herein (the “TIG Advisors Group”) has made a preliminary filing with the Securities and Exchange Commission (“SEC”) of a preliminary proxy statement and accompanying BLUE proxy card to be used to solicit votes against approval of the Agreement and Plan of Merger, dated as of February 19, 2014, by and among Zale Corporation, a Delaware corporation (the “Company”), Signet Jewelers Limited, a Bermuda corporation ("Signet") and Carat Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Signet, at a special meeting of stockholders of the Company scheduled to be held on May 29, 2014 (the “Special Meeting”).

THE TIG ADVISORS GROUP STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are TIG Advisors, LLC (“TIG Advisors”), TFI Partners, LLC (“TFI Partners”), TIG Arbitrage Associates Master Fund, L.P. (“TIG Associates”), TIG Arbitrage Enhanced Master Fund, L.P. (“TIG Enhanced”), Carl Tiedemann and Michael Tiedemann.

As of the date hereof, TIG Associates directly beneficially owned 175,142 shares of Common Stock, including 5,600 shares of Common Stock underlying certain call options exercisable within 60 days hereof. As of the date hereof, TIG Enhanced directly beneficially owned 467,832 shares of Common Stock, including 15,000 shares of Common Stock underlying certain call options exercisable within 60 days hereof. TFI Partners, as the general partner of each of TIG Associates and TIG Enhanced, may be deemed the beneficial owner of 642,974 shares of Common Stock beneficially owned by TIG Associates and TIG Enhanced, including 20,600 shares of Common Stock underlying certain call options exercisable within 60 days hereof. As of the date hereof, TIG Advisors beneficially owns 4,104,775 shares of Common Stock, consisting of 642,974 shares of Common Stock beneficially owned directly by TIG Associates and TIG Enhanced (including 20,600 shares of Common Stock underlying certain call options exercisable within 60 days hereof), and 3,461,801 shares of Common Stock held in other accounts managed by TIG Advisors (the “TIG Advisors Accounts”), including 111,200 shares of Common Stock underlying certain call options exercisable within 60 days hereof. Carl Tiedemann, as the managing member of each of TIG Advisors and TFI Partners, may be deemed to be the beneficial owner of the aggregate of 4,104,775 shares of Common Stock, including 131,800 shares of Common Stock underlying certain call options exercisable within 60 days hereof, beneficially owned directly by TIG Associates and TIG Enhanced and held in the TIG Advisors Accounts. Michael Tiedemann, as the managing member of each of TIG Advisors and TFI Partners, may be deemed to be the beneficial owner of the aggregate of 4,104,775 shares of Common Stock, including 131,800 shares of Common Stock underlying certain call options exercisable within 60 days hereof, beneficially owned directly by TIG Associates and TIG Enhanced and held in the TIG Advisors Accounts.

Contacts

Investor Contact
MacKenzie Partners, Inc.
Charlie Koons, 212-929-5708
ckoons@mackenziepartners.com
or
Larry Dennedy, 212-929-5239
ldennedy@mackenziepartners.com

Media Contact
Bayfield Strategy, Inc.
Riyaz Lalani, 416-907-9365
rlalani@bayfieldstrategy.com